Exhibit 99.2

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

FREDRIC D. PASCAL, derivatively on behalf of COLUMBIA FINANCIAL, INC., and individually on behalf of himself and all other similarly situated stockholders of COLUMBIA FINANCIAL, INC.,

Plaintiff,

vs.

FRANK CZERWINSKI, RAYMOND G. HALLOCK, NOEL R. HOLLAND, THOMAS J. KEMLY, HENRY KUIKEN, MICHAEL MASSOOD, JR., ELIZABETH E. RANDALL, and ROBERT VAN DYK,

Defendants,

-and-

COLUMBIA FINANCIAL, INC., a Delaware Corporation,

Nominal Defendant.

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NOTICE OF PENDENCY OF DERIVATIVE ACTION,

PROPOSED SETTLEMENT, AND SETTLEMENT HEARING

TO:	ALL PERSONS OR ENTITIES WHO HOLD SHARES OF THE COMMON STOCK OF COLUMBIA FINANCIAL, INC. (“COLUMBIA FINANCIAL” OR THE “COMPANY”) AS OF THE CLOSE OF BUSINESS ON APRIL 12, 2019 AND THEIR SUCCESSORS AND ASSIGNS (THE “CLASS”), AND ALL PERSONS OR ENTITIES WHO HOLD SHARES OF THE COMMON STOCK OF COLUMBIA FINANCIAL ON DECEMBER 10, 2021.

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT OF A LAWSUIT AND CONTAINS IMPORTANT INFORMATION. YOUR RIGHTS WILL BE AFFECTED BY THESE LEGAL PROCEEDINGS IN THIS LITIGATION. IF THE COURT APPROVES THE PROPOSED SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE FAIRNESS OF THE PROPOSED SETTLEMENT, OR PURSUING THE RELEASED CLAIMS (AS DEFINED BELOW).

IF YOU ARE NOT THE BENEFICIAL HOLDER OF COMMON STOCK OF COLUMBIA FINANCIAL, INC. BUT HOLD SUCH STOCK FOR A BENEFICIAL HOLDER, PLEASE TRANSMIT THIS DOCUMENT PROMPTLY TO SUCH BENEFICIAL HOLDER.

The purpose of this Notice is to inform you of a proposed settlement (the “Settlement”) of the above-captioned action (the “Action”) pending before the Court of Chancery of the State of Delaware (the “Court”) and of a hearing to be held before the Court on February 7, 2022, at 11:30 a.m. (the “Settlement Hearing”). The purpose of the Settlement Hearing is to: (a) determine whether a class should be finally certified for purposes of Count III of this action (b) determine whether the proposed Settlement, on the terms and conditions provided for in the Stipulation, is fair, reasonable and adequate and in the best interests of the members of the Class and of Columbia Financial and its stockholders; (c) determine whether the Court should enter an Order and Final Judgment as provided in the Stipulation and releasing the Plaintiff’s Released Claims and Defendants’ Released Claims; (d) hear the application by Plaintiff’s Counsel for an award of attorneys’ fees and reimbursement of litigation expenses of up to $3 million; and

(e) rule on such other matters as the Court may deem appropriate.

If you held Columbia Financial stock as of the close of business on April 12, 2019, or if you hold shares of Columbia Financial as of December 10, 2021, this Notice will inform you of how, if you so choose, you may enter your appearance in the Action or object to the proposed Settlement or the attorneys’ fees in connection with the proposed settlement and have your objection heard at the Settlement Hearing.

THE FOLLOWING RECITATION DOES NOT CONSTITUTE FINDINGS OF THE COURT AND SHOULD NOT BE UNDERSTOOD AS AN EXPRESSION OF ANY OPINION OF THE COURT AS TO THE MERITS OF ANY CLAIMS OR DEFENSES BY ANY OF THE PARTIES. IT IS BASED ON STATEMENTS OF THE PARTIES AND IS SENT FOR THE SOLE PURPOSE OF INFORMING YOU OF THE EXISTENCE OF THIS ACTION AND OF A HEARING ON A PROPOSED SETTLEMENT SO THAT YOU MAY MAKE APPROPRIATE DECISIONS AS TO STEPS THAT YOU MAY, OR MAY NOT, WISH TO TAKE IN RELATION TO THIS ACTION.

Background and Description of the Action

On April 30, 2020, Plaintiff Fredric D. Pascal (“Pascal”), on behalf of Columbia Financial and its stockholders, including a purported class consisting of persons who owned stock of Columbia Financial as of the close of business on April 12, 2019 and their successors and assigns, filed a Verified Stockholder Derivative and Class Action Complaint (the “Complaint”) against Frank Czerwinski, Raymond G. Hallock, Noel R. Holland, Thomas J. Kemly, Henry Kuiken, Michael Massood Jr., Elizabeth E. Randall, and Robert Van Dyk (“Defendants”), and Nominal Defendant Columbia Financial Inc. (“Columbia Financial” or the “Company,” and collectively with Plaintiff and Defendants, the “Parties”).

The Complaint, filed on April 30, 2020, purports to assert class and derivative claims against the Company and Defendants alleging that (i) the equity grants awarded to Defendants in 2019 as disclosed in the Company’s Schedule 14A Definitive Proxy Statements filed with the U.S. Securities and Exchange Commission on April 10, 2020 (the “2019 Equity Grants”) were unfair and excessive and (ii) the Company’s 2019 Proxy Statement soliciting stockholder approval of the Company’s 2019 Equity Incentive Plan was misleading and omitted material information.

The Complaint specifically asserts that the 2019 Equity Grants awarded to Defendants were made pursuant to a flawed process, were unfair and excessive, and that the Defendants breached their fiduciary duties in approving those 2019 Equity Grants.

The Complaint seeks, inter alia, entry of an order “[r]escinding, cancelling, and/or ordering disgorgement” of the 2019 Equity Grants, including all shares of Columbia Financial common stock issued thereunder; a declaration that the stockholder vote on the 2019 Equity Incentive Plan at the 2019 Annual Meeting was ineffective; an order invalidating the Incentive Plan and rescinding all equity grants and shares issued thereunder; pre-judgment and post-judgment interest; reimbursement of costs and attorneys’ fees; and any other relief the Court may deem just and proper.

Defendants moved to dismiss Count III of the Complaint alleging that the Proxy Statement disseminated in connection with securing approval of the 2019 Equity Incentive Plan was misleading. Pursuant to a Memorandum Opinion issued on December 16, 2020, the Court dismissed Count III of the Complaint.

Before bringing his Complaint, Plaintiff (through his counsel) sought from Columbia Financial books and records concerning the Company’s adoption of the 2019 Equity Incentive Plan and the 2019 Equity Grants. In response to that request, Columbia Financial provided Plaintiff with approximately 1,400 pages of responsive documents, which Plaintiff’s counsel reviewed and utilized in drafting the Complaint. Subsequent to filing his Complaint, Plaintiff (through his counsel) engaged in extensive discovery concerning his claims (“Discovery”), including obtaining and reviewing over 30,000 pages of documents from the Company and the Defendants, reviewing over 4,500 pages of documents produced by third parties in response to subpoenas directed to them, propounding 23 interrogatories and reviewing the responses and supplemental responses to those interrogatories, and taking the depositions of eleven witnesses, including seven Defendants and four other parties.

On October 29, 2021, after extensive arm’s-length negotiations, the parties reached an agreement in principle (the “Agreement in Principle”) providing for the settlement of Plaintiff’s claims against Defendants. On December 10, 2021 the parties filed a Stipulation of Settlement (“Stipulation”) reflecting the terms of the Parties’ settlement of this Action (the “Settlement”).

The Settlement reflects the results of the parties’ negotiations, agreement as to which was only reached after arm’s-length negotiations between the Parties who were all represented by counsel with extensive experience and expertise in stockholder derivative litigation.

Defendants deny, and continue to deny, that any of them has committed or threatened to commit any violations of law, breaches of duty, or other wrongdoing toward the Company or its stockholders (as defined below), or anyone else concerning any of the claims or requests for relief set forth in the Complaint, including the Released Claims (as defined below). Defendants are entering into the Settlement solely because it will eliminate the distraction, burden, expense, risks and potential delay of further litigation involving the Released Claims (as defined below)

Plaintiff believes that the Settled Claims (as defined below) had merit when filed and continue to have merit, and that the Discovery process yielded substantial evidence to support Plaintiff’s case; Plaintiff believes that Defendants would be unlikely to prove at trial that the 2019 Equity Awards are entirely fair to the Company and its stockholders because, among other things:

•             McLagan, one of the Company’s compensation consultants, did not give any advice to the Board about the Conversion Peer Group, or the amount of or the timing of the 2019 Equity Awards, and instead only provided information to the Board (including the initial peer group list), which the Board modified and used to make its own determination as to the amount and timing of the 2019 Equity Awards and award themselves what McLagan described as “mega grants.”

•            No consultant to the Board of Directors was asked to, or did, provide any fairness opinion concerning any aspect of the 2019 Equity Awards, including either the process undertaken by the Board of Directors, or the amounts of those awards.

•             The Advisory Board involved here was specifically created by the Board of Directors in connection with the 2019 Equity Awards in contemplation of the imminent retirement of Raymond Hallock and Henry Kuiken (whose retirements became effective upon the election of their respective successors at the Company’s 2020 annual meeting).

•             In determining the appropriate “peer companies” in connection with the issuance of the 2019 Equity Awards, the Board of Directors included two companies, Investors Bancorp (which was far larger than the Company) and Beneficial Bancorp, whose directors were sued over the size of their equity awards and, in both cases, a settlement of those cases reduced materially the amount of the awards. The Board of Directors, however, used the original, non-reduced awards in its peer analysis, which resulted in a higher median for comparison purposes than if the reduced awards had been used.

Defendants believe that the Settled Claims (as defined below) did not have merit when filed and do not have merit now, and that the Discovery process yielded substantial evidence to support Defendants’ case. Defendants believe that they would be likely to prove at trial that the aggregate amount of the 2019 Equity Awards to the Defendants are entirely fair to the Company because, among other things, the awards cover a multi-year period and are modest as a percentage of the Company’s outstanding shares (less than 0.95% as of the grant date). The Compensation Committee determined this metric to be the most appropriate metric, and under this metric, the Company’s awards were less than those of both the comparable companies considered by the Compensation Committee and the Board and the “peer” companies that the Complaint says should have been used as comparators. As to Plaintiff’s bullet points, Defendants believe:

•             McLagan did give advice to the Board about the Conversion Peer Group and the amount of and the timing of the 2019 Equity Awards. Indeed, it selected the initial peer group list based on its expertise and its professional belief that they were the most appropriate “peer” companies for consideration.

•             No fairness opinion concerning the 2019 Equity Awards was obtained. Opinions concerning the fairness of officer and director compensation are not legally required and in fact are not customary; thus, such opinions are generally not available, irrespective of the actual fairness of the compensation awards;

•             The Company has had advisory boards for at least 25 years. And the discovery record demonstrates that the current Advisory Board meets with Messrs. Kemly and Holland each quarter, and that both Raymond Hallock and Henry Kuiken have provided, and continue to provide, valuable services to the Company;

•            While the awards granted to non-employee directors by two of the “peer companies” considered in connection with the issuance of the 2019 Equity Awards (Investors Bancorp and Beneficial Bancorp) were reduced as a result of settlements negotiated with counsel for the current Plaintiff, the amounts of the reduced awards exceeded the awards at issue here. Each non-employee director of Investors Bancorp received $226,800 per year as a result of the settlement of that case, and each non-employee director of Beneficial received $200,000 per year as a result of the settlement of the Beneficial case, versus the $177,000 per year received by each non-employee director of the Company. Plaintiff’s counsel represented to the courts in Investors Bancorp and Beneficial that the settlements in those cases were fair. Defendants believe that those representations provide strong evidence that the smaller awards made by the Company in this case were also fair. Plaintiff has concluded that the Settlement is fair and adequate, and that it is appropriate and reasonable to pursue the Settlement based on the terms and procedures outlined herein. The Company and its Board of Directors (the “Board”) have determined that a settlement pursuant to the terms set forth in this Stipulation is fair and reasonable, and is advisable and in the best interests of, the Company and its stockholders.

The parties did not discuss or begin negotiating the amount of any petition by Plaintiff’s counsel for an award of attorneys’ fees until after they had reached agreement on all material terms of the Settlement.

Reasons for the Settlement

In the second half of 2021, Defendants discussed pursuing a stockholder ratification vote with respect to the 2019 Equity Awards. In lieu of proceeding to trial, Defendants decided to pursue stockholder ratification because they fundamentally disagreed with Plaintiff’s assertions that the 2019 Equity Grants were excessive or were unfair, and believed that an appropriate way to resolve the Action, without the further cost and distraction of litigation, would be to allow the stockholders to determine whether the 2019 Equity Awards should be permitted to remain outstanding. Defendants based this belief in part on the results of the advisory “say on pay” votes on the compensation of the Company's NEOs taken in 2020 and 2021, in which 94.29% and 97.50%, respectively, of the Company’s minority stockholders voting at the meeting (which excludes the vote of Columbia Bank MHC) voted in favor of the “say on pay” advisory votes. With the vote of Columbia Bank MHC included, 98.17% and 98.9%, respectively, of the Company’s shareholders voting at the annual meetings voted in favor of the “say on pay” advisory votes.

Accordingly, in October of 2021, as the parties were close to completing the discovery process, Defendants in the Action proposed to the Plaintiff that the action be resolved, subject to approval by the Court, by agreeing to subject the 2019 Equity Awards to a binding vote of the Company’s shareholders, other than Columbia Bank MHC and the Defendants and certain affiliated persons. The parties negotiated Defendants’ proposal, and following additional discussions, entered into the Stipulation, subject to approval by the Court, to resolve the Action by subjecting the 2019 Equity Awards to the binding votes of shareholders that will occur at a meeting of the stockholders of Columbia Financial.

Following an analysis of the strengths and weaknesses of the Action, including review and analysis of the Discovery, Plaintiff believes that the settlement consideration provides the Company and its stockholders with substantial benefits that addresses the harm alleged in the Complaint. Although Plaintiff believes that the Action is meritorious and asserts valid claims, he is agreeing to settle the Action to eliminate the uncertainties inherent in further litigation and in recognition of the immediate benefits that this Settlement will afford the Company and its stockholders.

Plaintiff and his counsel have determined that the terms of the Settlement are fair, reasonable, adequate and in the best interests of Columbia Financial and its stockholders, and that it is reasonable to pursue a settlement of the Action based upon those terms and the procedures outlined herein.

Defendants entered into the Stipulation solely because the Settlement will eliminate the burden, expense, distraction and uncertainties inherent in further litigation, and would benefit the Company and its stockholders by, among other things, allowing Columbia Financial’s stockholders to vote on the proposed ratification of the 2019 Equity Grants.

Each of the Defendants has vigorously denied, and continues to vigorously deny, the allegations in the Complaint, including that he or she has committed any breach of fiduciary duty, received unfair or excessive compensation, or otherwise engaged in any of the wrongful acts alleged in the Complaint or violated any law, and each of the Defendants expressly maintains that he or she has complied with his or her fiduciary and other legal duties at all times.

Settlement Terms

In consideration for the full settlement and release of all Released Claims (as defined below) against the Defendant Releasees (as defined below) and the dismissal with prejudice of the Action, Defendants have agreed that by a date no later than four months after Final Court Approval (as defined below) of the settlement, Columbia Financial shall submit the 2019 Equity Grants to a binding vote of its stockholders. Defendants have agreed that there will be three separate ratification votes, one to ratify the 2019 Equity Grants made to the non-employee directors who are current directors, one to ratify the 2019 Equity Grants made to the retired directors whose grants continue to vest as a result of their service on an advisory board (Raymond Hallock and Henry Kuiken) and one to ratify the 2019 Equity Grants made to Columbia Financial’s President and Chief Executive Officer, Thomas J. Kemly. The “Eligible Shares” entitled to vote on the ratification proposals shall be all shares held on the record date by stockholders of Columbia Financial other than (i) Columbia Bank MHC, (ii) the Defendants, (iii) relatives of the Defendants living in the same household as a Defendant and (iv) entities (trusts, LLCs, etc.) controlled by a Defendant. The required vote to constitute ratification will be a majority of the Eligible Shares that vote on the proposed ratification. If a majority of the Eligible Shares voting are cast in favor of any of the ratification proposals, the 2019 Equity Grants that are the subject of that ratification proposal will remain outstanding, subject to the vesting requirements in place when the 2019 Equity Grants were made. If a majority of the Eligible Shares voting are not cast in favor of any of the ratification proposals, the 2019 Equity Grants that are the subject of that ratification proposal will be cancelled in their entirety. Nothing in the Settlement limits the right of the Board of Directors of the Company or any committee thereof to issue future compensation (including grants of equity) to any person (including the Defendants), nor does anything in the Settlement limit the right of Plaintiff, any member of the Class, any stockholder of the Company or any other person to challenge any grant of compensation (including any equity grant) made to any person (including the Defendants) after the date of the Stipulation. If the ratification is not successful, any consideration of whether issuance of replacement awards is appropriate will consider, among other things, the results of the ratification vote.

The Settlement Hearing

The Settlement Hearing shall be held on February 7, 2022 at 11:30 a.m., before the Delaware Court of Chancery, 34 The Circle, Georgetown, DE to: (a) determine whether the Class should be certified for purposes of Count III of the Action; (b) determine whether the proposed Settlement, on the terms and conditions provided for in the Stipulation, is fair, reasonable and adequate and in the best interests of Columbia Financial and its current stockholders as of December 10, 2021, and the Class; (c) determine whether the Court should enter an Order and Final Judgment as provided in the Stipulation, releasing the Released Claims; (d) hear the application by Plaintiff’s Counsel for an award of attorneys’ fees and reimbursement of litigation expenses; and (e) rule on such other matters as the Court may deem appropriate.

The Court reserves the right to adjourn the Settlement Hearing or any adjournment thereof, including the consideration of the application for attorneys’ fees, without further notice of any kind to stockholders of Columbia Financial or members of the Class, other than oral announcement at the Settlement Hearing or any adjournment thereof.

The Court reserves the right to approve the Settlement at or after the Settlement Hearing with such modification(s) as may be consented to by the Parties to the Stipulation and without further notice to stockholders of Columbia Financial or members of the Class.

Right to Appear and Object

Any Columbia Financial stockholder or member of the Class who objects to the Settlement, the Order and Final Judgment to be entered in the Action, and/or Plaintiff’s counsel’s application for attorneys’ fees, or who otherwise wishes to be heard, may appear in person or by such member’s attorney at the Settlement Hearing and present evidence or argument that may be proper and relevant; provided, however, that, except for good cause shown, no person shall be heard and no papers, briefs, pleadings or other documents submitted by any person shall be considered by the Court unless not later than fourteen (14) calendar days prior to the Settlement Hearing such person files with the Court and serves upon counsel listed below: (a) a written notice of intention to appear; (b) a statement of such person’s objections to any matters before the Court; and (c) the grounds for such objections and the reasons that such person desires to appear and be heard, documentation evidencing ownership of Columbia Financial stock and any other documents or writings such person desires the Court to consider. Such filings shall be served by e-filing, hand delivery or overnight mail upon the following counsel:

David A. Jenkins	Kenneth J. Nachbar
Smith Katzenstein & Jenkins LLP	Morris Nichols Arsht & Tunnell LLP
1000 North West Street, 15th Floor	1201 North Market Street, 16th Floor
Wilmington, Delaware 19801	Wilmington, Delaware 19899
302-504-1654	302-351-9294
Attorneys for the Individual Defendants

Steven J. Purcell	Susan M. Hannigan
Purcell Julie & Lefkowitz LLP	Richards, Layton & Finger, P.A.
200 Park Avenue, Suite 1700	920 North King Street
New York, NY 10166	Wilmington, DE 19801
212-725-1000	(302) 651-7700
Attorneys for Plaintiff	Attorney for Nominal Defendant Columbia Financial, Inc.

Unless the Court otherwise directs, no person shall be entitled to object to the certification of the Class, the approval of the Settlement, any judgment entered thereon, the adequacy of the representation of the Company and its stockholders by Plaintiff and their counsel, any award of attorneys’ fees, or otherwise be heard, except by serving and filing a written objection and supporting papers and documents as prescribed above. Any person who fails to object in the manner described above shall be deemed to have waived the right to object (including any right of appeal) and shall be forever barred from raising such objection in this or any other action or proceeding. Any Columbia Financial stockholder who does not object to the Settlement or the request by Plaintiff’s counsel for an award of attorneys’ fees and expenses (described below) or to any other matter stated above need not do anything.

The Final Order and Judgment

If the Court determines that the Settlement, as provided for in the Stipulation, is fair, reasonable, adequate and in the best interests of the Class and of Columbia Financial and its stockholders, the parties to the Action will ask the Court to enter the Order and Final Judgment, which will, among other things:

a.	Permanently certify the Class for purposes of Count III of the Action;

b.	approve the Settlement as fair, reasonable, adequate and in the best interests Columbia Financial and its stockholders, and direct consummation of the Settlement in accordance with its terms and conditions;

c.	determine that the requirements of the rules of the Court and due process have been satisfied in connection with this Notice; and

d.	dismiss the Action with prejudice on the merits and grant the releases more fully described below under the heading “Releases” in accordance with the terms and conditions of the Stipulation;

Releases

The Stipulation provides that on the date on which the Order and Final Judgment approving the Settlement and dismissing the Action with prejudice becomes final and no longer subject to further appeal or review, Columbia Financial, Plaintiff, each and every member of the Class and each and every other Columbia Financial stockholder (directly or indirectly), on each of their own behalves, and on behalf of any other person or entity who could assert any of Plaintiff’s Released Claims, in such capacity only, shall fully, finally, and forever release, settle, and discharge, and shall forever be enjoined from prosecuting, any and all manner of claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, actions, potential actions, causes of action, suits, agreements, judgments, decrees, matters, issues and controversies of any kind, nature, or description whatsoever, whether known or unknown, disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, foreseen or unforeseen, matured or not matured, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, including Unknown Claims (as defined in the Stipulation), whether based on state, local, foreign, federal, statutory, regulatory, common, or other law or rule, that are, have been, could have been, could now be, or in the future could, can, or might be asserted, in the Action or in any other court, tribunal, or proceeding by Plaintiff, any other Columbia Financial stockholder, individually, as a class action, derivatively on behalf of Columbia Financial, or by Columbia Financial directly, against any of the Defendants’ Releasees which are based upon, arise out of, relate in a material way to, or materially involve, directly or indirectly, the actions, transactions, occurrences, statements, representations, misrepresentations, omissions, allegations, disclosures, facts, practices, events, claims, or any other matters, things, or causes whatsoever, or any series thereof, that were alleged, asserted, set forth, claimed, embraced, involved, or referred to in, or related to, in each case, (a) the Action, or (b) which could have been asserted against any of the Defendants’ Releasees regarding (i) the approval by stockholders of Columbia Financial of the 2019 Equity Incentive Plan or the disclosures to stockholders of Columbia Financial in connection with stockholder approval of the 2019 Equity Incentive Plan, including (without limitation) the Proxy Statement filed by Columbia Financial with the Securities Exchange Commission on April 22, 2019 and (ii) the compensation paid to Defendants in 2019, as publicly disclosed in the Company’s 2020 Proxy Statement, including (without limitation) the 2019 Equity Grants, except for claims relating to the enforcement of the Settlement (the “Plaintiff’s Released Claims”) against each of Columbia Financial, Defendants and each of their respective parents, subsidiaries, affiliates and controlling persons, and any current or former officer or director of any of the foregoing, and each of their respective past, present, or future family members, spouses, heirs, trusts, trustees, executors, estates, administrators, beneficiaries, distributees, foundations, agents, employees, fiduciaries, partners, partnerships, general or limited partners or partnerships, joint ventures, member firms, limited liability companies, corporations, divisions, affiliates, associated entities, stockholders, principals, officers, directors, managing directors, members, managing members, managing agents, predecessors, predecessors-in-interest, successors, successors-in-interest, assigns, financial or investment advisors, advisors, consultants, investment bankers, entities providing any fairness opinion, underwriters, brokers, dealers, lenders, commercial bankers, attorneys (including all Defendants’ counsel in this action), counsel, personal or legal representatives, accountants, insurers, co-insurers, reinsurers, and associates (the “Defendants’ Releasees”). For the avoidance of doubt, Plaintiff’s Released Claims include all of the claims asserted in the Action, but do not include claims based on future conduct of the Defendants’ Releasees.

The Stipulation also provides that upon Final Approval of the Settlement, Defendants and the other Defendants’ Releasees, on behalf of themselves and any other person or entity who could assert any of the Defendants’ Released Claims (defined below) on their behalf, in such capacity only, shall fully, finally, and forever release, settle, and discharge, and shall forever be enjoined from prosecuting, any and all manner of claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, actions, potential actions, causes of action, suits, agreements, judgments, decrees, matters, issues and controversies of any kind, nature, or description whatsoever, whether known or unknown, disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, foreseen or unforeseen, matured or not matured, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, including Unknown Claims (as defined in the Stipulation), whether based on state, local, foreign, federal, statutory, regulatory, common, or other law or rule, that are, have been, could have been, could now be, or in the future could, can, or might be asserted, in the Action or in any other court, tribunal, or proceeding by Defendants’ Releasees against any of the Plaintiff’s Releasees which are based upon, arise out of, relate in a material way to, or materially involve, directly or indirectly, the actions, transactions, occurrences, statements, representations, misrepresentations, omissions, allegations, disclosures, facts, practices, events, claims, or any other matters, things, or causes whatsoever, or any series thereof, that were alleged, asserted, set forth, claimed, embraced, involved, or referred to in, or related to, in each case, (a) the Action, or (b) which could have been asserted against any of the Plaintiff’s Releasees regarding (i) the approval by stockholders of Columbia Financial of the 2019 Equity Incentive Plan or the disclosures to stockholders of Columbia Financial in connection with stockholder approval of the 2019 Equity Incentive Plan, including (without limitation) the Proxy Statement filed by Columbia Financial with the Securities Exchange Commission on April 22, 2019 and (ii) compensation paid to Defendants, as publicly disclosed in the Company’s Proxy Statements, in 2019, including (without limitation) the 2019 Equity Grants, except for claims relating to the enforcement of the Settlement (the “Defendants’ Released Claims”) against (i) Plaintiff and each and every member of the Class; (ii) each and every person who currently holds shares of stock of Columbia Financial (directly or indirectly), and (iii) Columbia Financial, and each of their respective parents, subsidiaries, affiliates and controlling persons, and any current or former officer or director of any of the foregoing, and each of their respective past, present, or future family members, spouses, heirs, trusts, trustees, executors, estates, administrators, beneficiaries, distributees, foundations, agents, employees, fiduciaries, partners, partnerships, general or limited partners or partnerships, joint ventures, member firms, limited liability companies, corporations, divisions, affiliates, associated entities, stockholders, principals, officers, directors, managing directors, members, managing members, managing agents, predecessors, predecessors-in-interest, successors, successors-in-interest, assigns, financial or investment advisors, advisors, consultants, investment bankers, entities providing any fairness opinion, underwriters, brokers, dealers, lenders, commercial bankers, attorneys (including all Plaintiff’s counsel in the Action), counsel, personal or legal representatives, accountants, insurers, co-insurers, reinsurers, and associates (“Plaintiff Releasees”). For the avoidance of doubt, the Defendants’ Released Claims do not include claims based on future conduct of the Plaintiff Releasees.

The Defendants’ Released Claims and the Plaintiff’s Released Claims are referred to collectively as the Released Claims.

The Settlement is intended to extinguish all the Released Claims, and consistent with such intention, upon Final Approval of the Settlement, the Parties shall waive and relinquish to the fullest extent permitted by law, the provisions, rights and benefits of any state, federal or foreign law or principle of common law, which may have the effect of limiting the release set forth in the Stipulation.

The contemplated releases given by the parties granting the release (the “Releasing Parties”) extend to claims that the Releasing Parties did not know or suspect to exist at the time of the release, which if known, might have affected the decision to enter into this release (“Unknown Claims”). The Releasing Parties shall be deemed to have waived any and all provisions, rights, and benefits conferred by any law of the United States, any law of any state, or principle of common law which governs or limits a person’s release of unknown claims to the fullest extent permitted by law. The Releases contained in this Settlement Agreement are not General Releases. Nonetheless, the Releasing Parties shall be deemed to relinquish, to the full extent permitted by law, the provisions, rights, and benefits of Section 1542 of the California Civil Code, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Application for Attorneys’ Fees and Expenses

Defendants acknowledge that Plaintiff is entitled to reasonable attorneys’ fees and expenses for the benefits obtained for the Company as a result of this litigation and the Settlement. Subject to the terms and conditions of the Stipulation and any Order of the Court, Plaintiff may apply to the Court for an award of attorneys’ fees and expenses to Plaintiff’s counsel for up to $3 million (“Fee Application”). Defendants have reserved the right to oppose the Fee Application. Within ten (10) business days of the final approval of the Settlement (as defined in the Stipulation), Defendants or their representatives shall cause to be paid on Defendants’ behalf to Plaintiff’s counsel any attorneys’ fees and expenses that are awarded by the Court.

Notice to Persons or Entities That Hold Ownership on Behalf of Others

Brokerage firms, banks and/or other persons or entities who hold shares of the common stock of Columbia Financial for the benefit of others are requested to promptly send this Notice to all of their respective beneficial owners. If additional copies of the Notice are needed for forwarding to such beneficial owners, any requests for such copies may be made to:

Kenneth J. Nachbar

Morris Nichols Arsht & Tunnell LLP

1201 North Market Street, 16th Floor

Wilmington, Delaware 19899

302-351-9294

Attorneys for Defendants and the Company

Scope of this Notice and Additional Information

The foregoing description of the Settlement Hearing, the Action, the terms of the proposed Settlement and other matters described herein do not purport to be comprehensive. Accordingly, Columbia Financial stockholders are referred to the documents filed with the Court in the Action. PLEASE DO NOT WRITE OR CALL THE COURT.

Inquiries or comments about the Settlement may be directed to the attention of Plaintiff’s counsel as follows:

David A. Jenkins

Smith Katzenstein & Jenkins LLP

1000 North West Street, 15th Floor

Wilmington, DE 19801

302-504-1654

Steven J. Purcell

Purcell Julie & Lefkowitz LLP

708 3rd Avenue, 6th Floor

New York, NY 10017

212-725-1000

Attorneys for Plaintiff

Dated: December 15, 2021

Sent by Order of the Court of Chancery of the State of Delaware.